EXHIBIT 5.1


                                   April 17, 1997



Alliance Gaming Corporation
6601 South Bermuda Road
Las Vegas, Nevada  89119

               Re:  Alliance Gaming Corporation
                    Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special Nevada counsel for Alliance Gaming Corporation, a Nevada corporation (the "Company") in connection with the registration for resale under the Securities Act of 1933, as amended (the "Act"), of 459,863 shares of the Company's Common Stock, par value $.10 per share ("Common Stock") and 6,150 shares of 15% Non-Voting Senior Special Stock, Series B, $.10 par value ("Special Stock" and, together with the Common Stock, the "Shares") issuable to certain Selling Stockholders upon exercise of certain options to purchase shares of stock of Bally Gaming International, Inc. ("BGII"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission").

          In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such records, agreements and other instruments, including the Registration Statement, and we have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, as we have deemed necessary and appropriate for the purpose of this opinion.

          Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, (ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Company and all public records reviewed are accurate and complete, and (v) at the Effective Time of the merger pursuant to that certain Agreement and Plan of Merger dated as of October 18, 1995, by and among the Company and BGII Acquisition Corp., all outstanding options to purchase shares of BGII common stock held by the Selling Stockholders were or became fully vested and exercisable for the Shares.

          Based upon the foregoing, and having regard to legal considerations and other information we deem relevant, we are of the opinion that, when the Shares have been registered for resale under the Act, and when issued and sold by the Selling Stockholders in accordance with the plan of distribution and the prospectus covering the Shares and forming a part of the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

          We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or Blue Sky laws.

          We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Yours very truly,

                              SCHRECK MORRIS